Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, John De Meritt, the Chief Executive Officer of Francesca’s Holdings Corporation, certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended April 28, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ John De Meritt
John De Meritt
President and Chief Executive Officer

June 8, 2012
Date

I, Cynthia Thomassee, the Chief Financial Officer of Francesca’s Holdings Corporation, certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended April 28, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Francesca’s Holdings Corporation as of the dates and for the periods set forth therein.

/s/ Cynthia Thomassee
Cynthia Thomassee
Interim Chief Financial Officer, Vice President of Accounting and Controller (duly authorized officer and Principal Financial and Accounting Officer)

June 8, 2012
Date